                                                                    Exhibit 10.1

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement (the "Agreement") is entered into as of July 1, 2000, between Kellstrom Industries, Inc., a Delaware corporation, having its principal place of business at 1100 International Parkway, Sunrise, FL 33323 (the "Company"), and John S. Gleason, an individual residing at 100 Macfarlane Drive #2C, Delray Beach, FL 33483 (the "Employee").

                                    RECITALS

         The Employee and the Company are parties to that certain Employment Agreement entered into on May 18, 1995, as amended on April 18, 1996, January 1, 1997 and December 27, 1999 (the "Prior Employment Agreement"), pursuant to which the Employee is employed by the Company as its Executive Vice President. The Company desires to provide for the continued employment of the Employee by the Company and the Employee desires to continue such employment, on the terms and conditions set forth herein.

                               TERMS OF AGREEMENT

         In consideration of the above recitals and the mutual promises herein contained, the Company and the Employee hereby agree as follows:

         1. DEFINITIONS.

                  (a) The "Board" shall mean the Board of Directors of the Company.

                  (b) "Change of Control" shall mean (i) any transaction that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or
(y) of any entity that results from the participation of the Company in a reorganization, liquidation or any other form of corporate transaction; (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or (iii) a sale, lease, exchange or other disposition of all or substantilly all the property and assets of the Company.

                  (c) The "Company Target" shall mean, with respect to any period, the target net income of the Company for such period as determined in the sole discretion of the Board (or the Executive Committee).

                  (d) The "Division" shall mean the Kellstrom Kellcad division of the Company, as determined by the Board in its sole discretion.

                  (e) The "Division Target" shall mean, with respect to any period, the target net income of the Division, before taxes and corporate overhead allocations, for such period as determined in the sole discretion of the Board (or the Executive Committee).

                  (f) The "Division Net Income" shall mean, with respect to any period, the actual net income, before taxes and corporate overhead allocations, of the Division for such period as determined by the Company in its sole discretion.

                  (g) The "Effective Date" shall mean July 1, 2000.

                  (h) The "Employment Period" shall mean the period commencing on the Effective Date and continuing until the fifth year anniversary of the Effective Date, unless earlier terminated in accordance with the terms of this Agreement.

                  (i) The "Executive Committee" shall mean the Executive Committee of the Board of Directors of the Company.

                  (j) "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

                  (k) "Net Income" shall mean, with respect to any period, actual net income for such period as determined by the Company in its sole discretion in accordance with GAAP.

         2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, for the duration of the Employment Period and pursuant to the other terms and conditions provided herein. This Agreement shall terminate at the end of the Employment Period, unless earlier terminated under Section 5 below.

         3. TERMS OF EMPLOYMENT.

                  (a) POSITION AND DUTIES. During the Employment Period the Employee shall serve as Executive Vice President and General Manager of the Division. The Employee shall perform such duties as the Board or the Chief Executive Officer or other senior officers of the Company shall from time to time determine. In the performance of his duties, the Employee shall comply with the stated policies of the Company.

                  (b) LOCATION. The principal place of employment of the Employee shall be the principal offices of the Company.

                  (c) COMPENSATION.

                           (1) BASE SALARY. The Employee's annual salary (the
"Salary") shall be at the rate of $265,000 per annum for the duration of the Employee's employment hereunder. The Salary shall be paid in regular intervals in accordance with the Company's payroll practices.

                           (2) ANNUAL COMPANY BONUS. Subject to subsection (C)
below, for each calendar year during the Employment Period commencing with the year ending December 31, 2000, at the end of which year the Employee is employed by the Company, the Employee shall be eligible to be paid a bonus as follows:

                              (A) CALENDAR YEAR ENDING DECEMBER 31, 2000. For
the calendar year ending December 31, 2000, the Employee shall be eligible to be paid a bonus, a portion of which shall be computed based upon the Company's Net Income as compared to the Company Target for such year (the "Company Bonus"), and a portion of which shall be computed based upon Division Net Income as compared to the Division Target for such year (the "Division Bonus"). The bonus payable, if any, for the year ending December 31, 2000 shall be the sum of the Company Bonus and the Division Bonus.

                                    (i) COMPANY BONUS. The Company Bonus, if
any, payable on account of any calendar year during the Employment Period commencing with the year ending December 31, 2000 shall be computed as follows:

                                          (a) if the Net Income of the Company
for such year is an amount equal to the Company Target for such year, the Employee shall be entitled to a Company Bonus in the amount of $62,500.

                                          (b) if the Net Income of the Company
for such year is more than the Company Target and less than 125% of the Company Target, the Employee shall be entitled to a Company Bonus as calculated below:

                  CB  =     $62,500 + [$62,500 x 2 X (NI - CT)]
                                                 -------------
                                                       CT

                  where:
                  CB  =     the Company Bonus earned in such year.
                  CT  =     the Company Target for such year.
                  NI  =     the Net Income of the Company for such year.

                                          (c) If the Net Income of the Company
for such year is equal to or greater than 125% of the Company Target, the Employee shall be entitled to a Company Bonus in the amount of $93,750.

                                          (d) If the Net Income of the Company
for such year is greater than 75% of the Company Target but less than the Company Target, the Employee shall be entitled to a Company Bonus as calculated below:

                  CB   =    $62,500 - [$62,500 x 4 X (CT -NI)]
                                                 ------------
                                                      CT

                  where:
                  CB =   the Company Bonus earned in such year.
                  CT =   the Company Target for such year.
                  NI =   the Net Income of the Company for such year.

                                          (e) If the Net Income of the Company
for such year is equal to or less than 75% of the Company Target, the Employee shall not be entitled to a Company Bonus.

                                    (ii) DIVISION BONUS. The Division Bonus, if
any, payable on account of any calendar year during the Employment Period commencing with the year ending December 31, 2000 shall be computed as follows:

                                          (a) if the Division Net Income for
such year is an amount equal to the Division Target for such year, the Employee shall be entitled to a Division Bonus in the amount of $62,500.

                                          (b) if the Division Net Income for
such year is more than the Division Target and less than 125% of the Division Target, the Employee shall be entitled to a Division Bonus as calculated below:

                  DB  =     $62,500 + [$62,500 x 2 X (NI - DT)]
                                                 -------------
                                                      DT

                  where:
                  DB  =     the Division Bonus earned in such year.
                  DT  =     the Division Target for such year.
                  NI  =     Division Net Income for such year.

                                          (c) If the Division Net Income for
such year is equal to or greater than 125% of the Division Target, the Employee shall be entitled to a Division Bonus in the amount of $93,750.

                                          (d) If the Division Net Income for
such year is greater than 75% of the Division Target but less than the Division Target, the Employee shall be entitled to a Division Bonus as calculated below:

                  DB   =    $62,500 - [$62,500 x 4 X (DT -NI)]
                                                 ------------
                                                      DT

                  where:
                  DB =   the Division Bonus earned in such year.
                  DT =   the Division Target for such year.
                  NI =   Division Net Income for such year.

                                          (e) If the Division Net Income for
such year is equal to or less than 75% of the Division Target, the Employee shall not be entitled to a Division Bonus.

                              (B) CALENDAR YEAR ENDING DECEMBER 31, 2001 THROUGH
THE EMPLOYMENT PERIOD. For each calendar year during the Employment Period, commencing with the year ending December 31, 2001, the Employee shall be eligible to be paid a bonus, a portion of which shall be the Company Bonus and a portion of which shall be the Division Bonus. The bonus payable, if any, with respect to any calendar year during the Employment Period commencing with the year ending December 31, 2001 shall be the sum of the Company Bonus and the Division Bonus for such year.

                                    (i) COMPANY BONUS. The Company Bonus, if
any, payable on account of any calendar year during the Employment Period commencing with the year ending December 31, 2001 shall be computed as follows:

                                          (a) if the Net Income of the Company
for such year is an amount equal to the Company Target for such year, the Employee shall be entitled to a Company Bonus in the amount of $70,000.

                                          (b) if the Net Income of the Company
for such year is more than the Company Target and less than 125% of the Company Target, the Employee shall be entitled to a Company Bonus as calculated below:

                  CB  =     $70,000 + [$70,000 x 2 X (NI - CT)]
                                                 -------------
                                                      CT

                  where:
                  CB  =     the Company Bonus earned in such year.
                  CT  =     the Company Target for such year.
                  NI  =     the Net Income of the Company for such year.

                                          (c) If the Net Income of the Company
for such year is equal to or greater than 125% of the Company Target, the Employee shall be entitled to a Company Bonus in the amount of $105,000.

                                          (d) If the Net Income of the Company
for such year is greater than 75% of the Company Target but less than the Company Target, the Employee shall be entitled to a Company Bonus as calculated below:

                  CB   =    $70,000 - [$70,000 x  4 X (CT -NI)]
                                                       ------------
                                                             CT

                  where:
                  CB =   the Company Bonus earned in such year.
                  CT =   the Company Target for such year.
                  NI =   the Net Income of the Company for such year.

                                          (e) If the Net Income of the Company
for such year is equal to or less than 75% of the Company Target, the Employee shall not be entitled to a Company Bonus.

                                    (ii) DIVISION BONUS. The Division Bonus, if
any, payable on account of any calendar year during the Employment Period commencing with the year ending December 31, 2001 shall be computed as follows:

                                          (a) if the Division Net Income for
such year is an amount equal to the Division Target for such year, the Employee shall be entitled to a Division Bonus in the amount of $70,000.

                                          (b) if the Division Net Income for
such year is more than the Division Target and less than 125% of the Division Target, the Employee shall be entitled to a Division Bonus as calculated below:

                  DB  =     $70,000 + [$70,000 x 2 X (NI - DT)]
                                                 -------------
                                                      DT

                  where:
                  DB  =     the Division Bonus earned in such year.
                  DT  =     the Division Target for such year.
                  NI  =     Division Net Income for such year.

                                          (c) If the Division Net Income for
such year is equal to or greater than 125% of the Division Target, the Employee shall be entitled to a Division Bonus in the amount of $105,000.

                                          (d) If the Division Net Income for
such year is greater than 75% of the Division Target but less than the Division Target, the Employee shall be entitled to a Division Bonus as calculated below:

                  DB   =    $70,000 - [$70,000 x 4 X (DT -NI)]
                                                 ------------
                                                      DT

                  where:
                  DB =   the Division Bonus earned in such year.
                  DT =   the Division Target for such year.
                  NI =   Division Net Income for such year.

                                          (e) If the Division Net Income for
such year is equal to or less than 75% of the Division Target, the Employee shall not be entitled to a Division Bonus.

                              (C) For any calendar year regarding which the
Employee is entitled to a bonus under the foregoing provisions of this subsection (2) but during which year the Employee did not work the entire calendar year, unless otherwise provided herein, the Employee shall be entitled to a bonus equal to the product of the bonus, as calculated under the foregoing provisions, multiplied by a fraction, the numerator of which is the number of months during such calendar year that the Employee was employed by the Company and the denominator of which is twelve.

                  (3) WITHHOLDING, ETC. The payment of any Salary and bonus to the Employee shall be subject to all applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans.

                  (d) BENEFITS. In addition to the compensation payable to the Employee as set forth in Section 3(c) above, during the Employment Period the Employee shall be eligible similar incentive, stock option grants, savings, welfare (including without limitation medical and dental insurance) plans, practices, policies and programs applicable on or after the Effective Date to other employees of the Company as determined in the discretion of the Board (or the Executive Committee).

                  (e) VACATION. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the Effective Date to other employees of the Company, PROVIDED that the Employee shall be entitled to a minimum of three (3) weeks of paid vacation per full calendar year (pro rated if the Employee serves for less than the full calendar year). Vacation accrued but unused at the end of a calendar year may be carried over into the following calendar year or years, PROVIDED that unused vacation days shall be accrued up to a maximum of six weeks. All earned, unused and accrued vacation will be paid to the Employee at the termination of this Agreement.

                  (f) HOLIDAYS AND SICK LEAVE. The Employee shall be entitled to all holidays that are prescribed by the Company's policies and practices. The Employee shall be entitled to six (6) days paid sick leave per year (pro rated if the Employee serves for less than the full calendar year). Unused sick leave days may not be carried over to the following calendar year or years.

                  (g) AUTOMOBILE. During the Employment Period, the Company shall make available to the Employee an automobile, or shall provide to the Employee an allowance for an automobile, in either case of a type or in the amount, as applicable, to be determined in the sole discretion of the Board (or the Executive Committee) for use by the Employee in connection with the performance of his duties hereunder. The Company shall pay or reimburse the Employee for all reasonable, documented expenses of insurance, maintenance and operation of such automobile.

                  (h) EXPENSES. The Company shall pay or reimburse the Employee for reasonable expenses incurred or paid by him during the Employment Period in the performance of his services under this Agreement upon presentation of expense statements or such other supporting information as may be required for other employees of the Company in accordance with the Company's policy.

         4. EMPLOYEE'S OBLIGATIONS AND REPRESENTATIONS.

                  (a) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the Employee by the Company.

                  (b) The Employee represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent the Employee from rendering the service required of him hereunder to the Company during the Employment Period. The Employee further represents, warrants and agrees with the Company that as of the Effective Date he has not made and will not make during the Employment Period any commitment or do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of the Company or any subsidiary thereof.

         5. TERMINATION.

                  (a) DEATH. This Agreement shall terminate automatically upon the Employee's death. If the Employee's employment is terminated by reason of the Employee's death, the Company shall have no further obligations to the Employee's legal representatives under this Agreement, other than (i) those obligations accrued, earned or vested by the Employee as of the date of his death, (ii) that portion of any bonus determined pursuant to Section 3(c)(2) of this Agreement in respect of a prior calendar year that had been deferred, which amount shall be paid to the Employee's legal representatives as soon as practicable, and (iii) with respect to the calendar year in which the Employee's death occurs, in the event that a bonus would have been payable to the Employee pursuant to Section 3(c)(2) of this Agreement in respect of such calendar year had the Employee not died, the Employee's legal representatives shall be entitled to receive a pro-rated amount of such bonus based on a fraction in which the numerator is the number of days the Employee remained employed with the Company in the calendar year in which the Employee died and the denominator is 365, with such bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which the Employee dies.

                  (b) DISABILITY. If the Company determines in good faith that the Employee has a "disability" (as defined below), it may give the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 60th day after receipt by the Employee of such notice. No such notice of termination by reason of disability shall be given until the Employee has experienced a period of three (3) consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if the Employee returns to full-time performance of his duties prior to the expiration of the 60 day notice period. For purposes of this Agreement, "disability" shall mean a physical or mental condition which, three months after its commencement, is determined by a physician selected by the Company to be a total and permanent condition which substantially prevents the Employee from performing the services to be provided by him hereunder. The Employee shall be entitled to all compensation and benefits provided for under this Agreement during the three month waiting period for the disability determination and during the 60 day notice of termination period. In the event that the Company provides long-term disability benefits for the Employee, such benefits shall not commence until after the employment of the Employee has been terminated and the Company has ceased paying the Employee compensation pursuant to the foregoing sentence. If the Employee's employment is terminated by reason of the Employee's disability, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this

Agreement, other than (i) those obligations accrued, earned or vested by the Employee as of the date of the termination, (ii) that portion of any bonus determined pursuant to Section 3(c)(2) of this Agreement in respect of a prior calendar year that had been deferred, which amount shall be paid to the Employee's legal representatives as soon as practicable, and (iii) with respect to the calendar year in which the Employee's employment is terminated, in the event that a bonus would have been payable to the Employee pursuant to Section 3(c)(2) of this Agreement in respect of such calendar year had the Employee's employment not terminated, the Employee shall be entitled to a pro-rated amount of such bonus based on a fraction in which the numerator is the number of days in the calendar year in which the Employee was terminated that the Employee was employed with the Company and which were prior to the period of the Employee's disability and the denominator is 365, with such bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which the Employee's employment is terminated.

                  (c) CAUSE. During the Employment Period, the Company may terminate the Employee's employment for cause, as determined by the Board (or the Executive Committee) and as defined below. For purposes of this Agreement, "cause" shall mean:

                           (i) an act or acts of fraud, embezzlement or any
other act by the Employee that would constitute a felony under the laws of the State of Florida;

                           (ii) repeated violations by the Employee of his
obligations under Section 4a of this Agreement or a breach by the Employee of his representations or obligations under any of Sections 3(a), 4(b), 7, 8 or 9 of this Agreement;

                           (iii) the indictment of the Employee of a crime, if
the Company reasonably believes such indictment would impair the Employee's ability to perform his services under this Agreement;

                           (iv) willful and gross misconduct by the Employee in
the performance of his duties hereunder; or

                           (v) the commission by the Employee of an act (other
than good faith exercise of business judgment in the exercise of his responsibilities pursuant to this Agreement) resulting in material damage to the Company.

If the Employee's employment is terminated for cause, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any bonus in respect of the year of termination in the event the Employee's employment is terminated for cause pursuant to this Section 5(c).

                  (d) INVOLUNTARY TERMINATION. Notwithstanding anything herein to the contrary, the Company shall have the right, at any time upon notice to the Employee, to terminate the Employee's employment. If during the Employment Period the Company terminates the Employee's employment other than for cause or disability it shall be deemed to be an involuntary termination and the Company shall pay to the Employee the following amounts:

                           (i) to the extent not theretofore paid, the Company
shall pay the Employee's Salary through the date of such involuntary termination and, when calculated, the pro-rated bonus (if any) as set forth in Section 3(c)(2)(C) above, in each case payable as and when such Salary and bonus (if any) would otherwise have been paid to the Employee; and

                           (ii) the Company shall pay in one cash lump sum an
amount equal to four (4) months salary as severance pay; or, in the case of an involuntary termination following the occurrence of a Change of Control, an amount equal to twelve (12) months salary as severance pay.

                  (e) VOLUNTARY TERMINATION. The Employee agrees to provide the Company with thirty (30) days' written notice prior to voluntarily terminating his employment. At the end of such 30-day period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any bonus in respect of the year of termination in the event the Employee's employment is terminated pursuant to this Section 5(e).

                  (f) GOOD REASON. During the Employment Period, the Employee may terminate his employment for "good reason" as defined below. For purposes of this Agreement, "good reason" shall mean:

                           (i) the assignment to the Employee of any duties
inconsistent in any respect with Employee's position, duties and responsibilities as set forth in Section 3(a) of this Agreement or any action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                           (ii) any failure by the Company to comply with any of
the provisions of Sections 3(c) through 3(h) of this Agreement regarding the Employee's compensation, benefits, expenses, fringe benefits, vacation, holidays and sick leave other than an isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                           (iii) the Company's requiring the Employee to be
based at any office or location other than that described in Section 3(b) of this Agreement, except for travel reasonably required in the performance of the Employee's responsibilities; or

                           (iv) any failure by the Company to comply with and
satisfy Section 11 of this Agreement with respect to successors.

In the event that the Employee terminates his employment for good reason as defined in this Section 5(f), it shall be deemed to be an "involuntary termination" as set forth in Section 5(d) above and the Employee shall be entitled to all payments and obligations set forth in Sections 5(d)(i) and 5(d)(ii) of this Agreement as if the Employee's employment had been involuntarily terminated.

         6. INDEMNIFICATION. If the Employee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and the Employee had no reasonable cause to believe that his conduct was unlawful or detrimental to the Company, the Company shall indemnify and hold harmless the Employee and his heirs and legal representatives from and against any and all claims, losses, liabilities, damages, costs, demands, causes of action (whether legal, equitable, administrative, civil or criminal), judgments, settlements (subject to the last sentence of Section 6(b)), fines, court costs and other expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), which may be threatened against, incurred or suffered by the Employee or his heirs and legal representatives in connection with, relating to or arising out of, directly or indirectly, the Employee's performance, duties and responsibilities to, for and on behalf of, the Company, including, without limitation, (i) the Agreement and all actions or omissions taken thereunder and (ii) any acts, omissions or alleged acts or omissions arising out of the Employee's activities on behalf of the Company or in furtherance of the interests of the Company.

                  (a) EXCEPTIONS. Notwithstanding anything contained herein or in the By-Laws of the Company, the Company shall have no obligation to indemnify the Employee if the Loss incurred by the Employee (i) arises out of an action brought directly by the Company against the Employee or (ii) arises, directly or indirectly, as a result of the Employee being terminated for cause (as defined in Section 5(c)).

                  (b) NOTIFICATION OF CLAIM. Promptly after receipt by the Company of notice of any claim against the Employee pursuant to which the Employee is entitled to indemnification, the Company shall have the right to assume the defense of such claim, including the employment of counsel of its choice. Although the Employee shall have the right to employ his own counsel, the fees and expenses of such counsel shall be at the expense of the Employee. The Company shall not be liable for any settlement of any claim or action effected without its written consent, provided that such consent was not unreasonably withheld.

                  (c) PAYMENT OF INDEMNITY AMOUNTS. The Company agrees to pay all amounts payable in respect of Losses immediately upon its receipt of a statement with respect thereto rendered by the Employee, together with appropriate supporting documentation thereof. It is the express intention of the parties hereto that all such amounts shall be paid by the Company on or before the date payment thereof is due, and that the Employee shall not be required at any time to bear any costs or expenses on account of Losses.

         7. CONFIDENTIALITY.

                  (a) ACKNOWLEDGMENT AND PURPOSES. The Employee acknowledges that during the Employment Period he will learn, develop and have access to Confidential Information relating to the business and affairs of the Company and its affiliates. As used in this Agreement, "Confidential Information" shall mean any and all trade secrets and other confidential information concerning the Company and/or its affiliates including, without limitation, information regarding the operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, customer lists, customer information, information relating to governmental relations and information relating to products or services of such companies, in each case whether patentable or not.

         The Company is engaged in a highly competitive business; its competitive position depends in great measure upon the ability to develop or acquire and maintain the confidentiality of Confidential Information; and it may have expended and is likely to continue to expend considerable efforts and resources in the development or acquisition of Confidential Information. Based upon the foregoing, the Employee recognizes that the unauthorized disclosure of Confidential Information in violation of the terms hereof is likely to result in serious and irrevocable harm to the Company.

                  (b) RESTRICTIONS ON THE USE OF CONFIDENTIAL INFORMATION. The Employee agrees and covenants as follows:

                           (i) All documents and other materials made or
compiled by or made available to the Employee prior to the date hereof or at any time hereafter, including during the Employment Period, by the Company or any of its affiliates and any copies thereof, whether or not containing Confidential Information, are and shall be the property of the Company or its affiliates and shall, at the request of the Company or its affiliates, be delivered to the Company or by the Employee immediately upon the conclusion of his engagement as an employee. Except as required in connection with the services to be performed hereunder, the Employee agrees not to remove from the premises of the Company or any of its affiliates, without permission, any papers or drawings belonging to the Company or its affiliates, including those prepared or worked on by him. The Employee will treat as trade secrets all Confidential Information acquired by him prior to the date hereof or at any time hereafter, including during the Employment Period, and shall not at any time use any Confidential Information for his own benefit nor disclose it or any part of it to any other person, firm or corporation not connected with the Company or its affiliates (a) without the prior written consent of the Company, or (b) unless such disclosure is required by law or in response to a legal order or (c) unless such Confidential Information has become generally available to the public other than through the breach by the Employee of the terms hereof.

                           (ii) All ideas, reports, and other creative works
conceived by the Employee during the Employment Period and relating to Confidential Information, shall be disclosed to the Company and shall be the sole property of the Company.

         8. NON-COMPETITION. The Employee agrees that during the Non-Compete Period (as defined below) he will not, within the continental United States, Israel or any other country in which the Company has operations, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity which directly or indirectly is in competition with any of the business operations or activities of the Company or any of its affiliates as of the date of termination of his employment, whether such companies are presently existing or hereafter acquired. Nothing herein contained, however, shall restrict the Employee from making any investments in any company (but without otherwise participating in the activities of such company) whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, as long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or its affiliates. For purposes of this Section, the Non-Compete Period shall mean the period beginning on the date hereof and ending:

                  (i) If the Company shall terminate the Employee's employment with the Company "for cause" under Section 5(c) of this Agreement or the Employee shall terminate his employment with the Company other than for "good reason" pursuant to Section 5(f) of this Agreement, two (2) years following the later of (i) the last day of the Employment Period, or (ii) the last day on which the Employee is employed by the Company; or

                  (ii) If the Company shall terminate the Employee's employment with the Company other than "for cause" under Section 5(c) of this Agreement or the Employee shall terminate his employment with the Company for "good reason" pursuant to Section 5(f) of this Agreement, four (4) months (or, if any such termination of the Employee's employment with the Company occurs following a "Change of Control" of the Company, one (1) year ) following the later of (i) the last day of the Employment Period, or (ii) the last day on which the Employee is employed by the Company; provided, however, that the Company shall have the right exercisable by delivery of written notice to the Employee at least thirty (30) days prior to the date on which such Non-Compete Period would otherwise have ended to extend such period for up to an additional eight (8) months (unless such termination of the Employee's employment with the Company occurs following a "Change of Control" of the Company) by agreeing to pay the Employee an amount equal to one twelfth of the Employee's Base Salary in effect on the last day of the Employee's employment by the Company for each month by which the Company desires to extend such period.

         9. RESTRICTION ON SOLICITATION. The Employee agrees that during the longer of (i) the Employment Period, and (ii) the period during which the Employee is employed by the Company, and in either such case, for a period of two (2) years thereafter he will not:

                  (i) directly or indirectly solicit, raid, entice or induce any employee of the Company or any of its affiliates to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its affiliates; or

                  (ii) directly or indirectly approach any such employee for these purposes; or

                  (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                  (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during his employment with the Company or any of its affiliates shall be, a customer of the Company or any of its affiliates, to become a customer for the same or similar products which it purchased from the Company or any of its affiliates, of any other person, firm or corporation, and the Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

         10. REMEDIES. The Employee hereby acknowledges that in the event of a breach or threatened breach by him of the provisions of Sections 7, 8 or 9 of this Agreement, the Company would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, the Employee agrees that in such event, in addition to any other remedies which the Company may have in law or in equity for money damages or other relief, the Company shall be entitled to temporary and/or injunctive relief to enforce the provisions hereof. In addition, the parties hereto agree and acknowledge if any provision of Section 7, 8 or 9 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         11. SUCCESSORS. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee. The Company may assign its rights and obligations hereunder, provided that the Company will require the assignee to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such assignment had taken place.

         12. BINDING ARBITRATION. In the event that the Company and the Employee cannot agree on an interpretation of any provision of this Agreement, or in the event that either of the parties fails to make any payments or otherwise fulfill any obligations required by the terms of this Agreement, the Company and the Employee agree to resolve any such dispute through arbitration in Broward County, Florida, under the then-current rules of the American Arbitration Association in the State of Florida. For the purposes of confirming any such award and entering judgment thereon, each party hereby submits to the exclusive jurisdiction and venue of the State and Federal courts located in Broward County, Florida. In the event the Employee prevails in an arbitration with the Company, any legal fees, expenses or other costs incurred by the Employee in connection with such arbitration shall be borne by the Company.

         13. MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Each party to this Agreement hereby irrevocably (a) accepts and consents to the exclusive personal jurisdiction of the courts of Broward County, Florida or in the

U.S. District Court for the Southern District of Florida for the purpose of any suit, action or proceeding against the Employee, the Company, Kellstrom or any affiliate of Kellstrom arising out of, or relating in any way to, this Agreement or the Company's employment of the Employee, (b) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding or any judgment entered by any court in respect thereof brought in such courts and (c) waives any claim that any suit, action or proceedings brought in such courts has been brought in an inconvenient forum. Each party further agrees that service of process, summons, notice or document by U.S. registered mail in accordance with this Agreement shall be effective service of process for any action, suit or proceeding brought against a party in any such court.

                  (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         If to the Company, to:

         Kellstrom Industries, Inc.
         1100 International Parkway
         Sunrise, Florida 33323
         Attn:  Chief Executive Officer
         Telecopier:  (954) 858-2449

         If to the Employee, to:

         John S. Gleason
         100 Macfarlane Drive #2C
         Delray Beach, FL  33483

or to such other address as either party shall have furnished to the other in accordance herewith.

                  (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (f) This Agreement embodies the entire agreement between the Company and the Employee and supersedes all prior agreements and understandings (including, without limitation, the Prior Employment Agreement), oral or written, with respect to the subject matter hereof.

                  (g) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

                         [signatures on following page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                          KELLSTROM INDUSTRIES, INC.



                                          By: /s/ Zivi R. Nedivi
                                              ----------------------------------
                                          Name: Zivi R. Nedivi
                                                --------------------------------
                                          Title: President
                                               ---------------------------------


                                          EMPLOYEE



                                          /s/ John S. Gleason
                                          --------------------------------------
                                          John S. Gleason